Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED® REPORTS FISCAL 2006 THIRD QUARTER RESULTS

Achieves Third Quarter Non-GAAP Operating Profitability

NEWPORT BEACH, Calif., July 31, 2006 - Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $35.9 million for the third quarter of fiscal 2006, which ended June 30, 2006, an increase of 4 percent compared to $34.6 million for the second quarter of fiscal 2006 and up 29 percent over the $27.7 million reported for the third quarter of fiscal 2005.

The company’s operating profit on a non-GAAP basis was $73,000 for the third fiscal quarter compared to a non-GAAP operating loss of $3.4 million for the second fiscal quarter of 2006. Presented on a GAAP basis, the operating loss was $3.2 million compared to $6.3 million in the second quarter of fiscal 2006.

The net loss in the third quarter of fiscal 2006 on a non-GAAP basis was $1.3 million, or $0.01 per share, compared to $4.3 million, or $0.04 per share, in the second fiscal quarter. Presented on a GAAP basis, the net loss was $4.5 million, or $0.04 per share, compared to $7.1 million, or $0.07 per share, in the second fiscal quarter. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access voice-over-IP (VoIP) solutions increased 9 percent sequentially, contributing 25 percent of total third quarter revenues. Revenues from high-performance analog products increased 6 percent sequentially, contributing 33 percent of the total. Revenues from WAN communications products were approximately flat, contributing the remaining 42 percent of third quarter revenues.

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

“The Mindspeed team is very pleased to have achieved operating profitability on a non-GAAP basis in our third fiscal quarter of 2006. We delivered 4 percent sequential revenue growth with higher shipments of our multiservice access VoIP processors and high-performance analog products,” said Raouf Halim, Mindspeed’s chief executive officer.

Outlook
Based on current backlog and expected order trends, Mindspeed expects fourth quarter fiscal 2006 revenues to decline approximately 5 to 10 percent sequentially, and non-GAAP gross margin to be approximately 69 percent. The company expects fourth quarter non-GAAP operating expenses to be approximately $26 million. As a result, Mindspeed expects its fiscal 2006 fourth quarter non-GAAP operating loss to be approximately $3.1 million.

Third Quarter Fiscal 2006 Conference Call
Mindspeed will conduct a conference call to discuss its third quarter fiscal 2006 results this afternoon, Monday, July 31, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed. To listen via the Internet, please visit the investor relations section of Mindspeed's web site at www.mindspeed.com under About Us/Investors. Replay of the conference will be available two hours after the conclusion of the call. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 2467438.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading“Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of our business units; backlog; order trends; and operating results for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to reduce its cash consumption; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; availability and terms of capital needed for the company’s business; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuation in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2005, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	June 30,	Mar. 31,	June 30,	June 30,
	2006	2006	2005	2006	2005

Net revenues	$35,894	$34,610	$27,738	$103,707	$80,698
Cost of goods sold (a)(b)	11,195	10,221	8,207	31,898	24,505
Gross margin	24,699	24,389	19,531	71,809	56,193

Operating expenses:
Research and development (a)	15,049	17,035	16,748	48,596	54,965
Selling, general and administrative (a)	11,807	12,462	10,797	35,305	31,889
Amortization of intangible assets	—	—	824	—	20,481
Special charges (a)(c)	1,053	1,156	(125)	2,234	5,856
Total operating expenses	27,909	30,653	28,244	86,135	113,191

Operating loss	(3,210)	(6,264)	(8,713)	(14,326)	(56,998)

Other income (expense), net	(391)	(198)	(193)	(767)	(447)

Loss before income taxes	(3,601)	(6,462)	(8,906)	(15,093)	(57,445)

Provision for income taxes	943	652	561	2,069	896

Net loss	$(4,544)	$(7,114)	$(9,467)	$(17,162)	$(58,341)

Net loss per share, basic and diluted	$(0.04)	$(0.07)	$(0.09)	$(0.16)	$(0.57)

Weighted-average number of shares used in per share computation	106,510	105,000	102,698	105,069	101,859

(a)	Includes stock-based compensation as follows:

Cost of goods sold	$110	$98	$3	$285	$8
Research and development	785	652	93	2,083	178
Selling, general and administrative	1,335	922	40	2,851	114
Special charges	199	149	—	373	—

	$2,429	$1,821	$136	$5,592	$300

(b)
Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.1 million (June 2006), $0.9 million (March 2006) and $1.7  million (June 2005). For the nine months ended June 30, 2006 and 2005, the favorable effect of such sales was $3.9 million and $7.2 million, respectively.

(c)	Special charges consist of asset impairments and restructuring charges.

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	June 30,	Mar. 31,	June 30,	June 30,
	2006	2006	2005	2006	2005
Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$24,809	$24,487	$19,534	$72,094	$56,201
Items excluded from non-GAAP gross margin:
Stock-based compensation (d)	110	98	3	285	8
Gross margin	$24,699	$24,389	$19,531	$71,809	$56,193
Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$24,736	$27,923	$27,412	$78,967	$86,562
Items excluded from non-GAAP operating expenses:
Stock-based compensation (d)	2,120	1,574	133	4,934	292
Amortization of intangible assets	—	—	824	—	20,481
Special charges (d)(e)	1,053	1,156	(125)	2,234	5,856
Operating expenses	$27,909	$30,653	$28,244	$86,135	$113,191

Reconciliation of Non-GAAP Operating Income (Loss) to GAAP Operating Loss
Non-GAAP operating income (loss)	$73	$(3,436)	$(7,878)	$(6,873)	$(30,361)
Items excluded from non-GAAP operating income (loss):
Stock-based compensation (d)	2,230	1,672	136	5,219	300
Amortization of intangible assets	—	—	824	—	20,481
Special charges (d)(e)	1,053	1,156	(125)	2,234	5,856
Operating loss	$(3,210)	$(6,264)	$(8,713)	$(14,326)	$(56,998)

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss
Non-GAAP net loss	$(1,261)	$(4,286)	$(8,632)	$(9,709)	$(31,704)
Items excluded from non-GAAP net loss:
Stock-based compensation (d)	2,230	1,672	136	5,219	300
Amortization of intangible assets	—	—	824	—	20,481
Special charges (d)(e)	1,053	1,156	(125)	2,234	5,856
Net loss	$(4,544)	$(7,114)	$(9,467)	$(17,162)	$(58,341)

Reconciliation of Non-GAAP Net Loss Per Share to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net loss	$(0.01)	$(0.04)	$(0.08)	$(0.09)	$(0.31)
Adjustments	(0.03)	(0.03)	(0.01)	(0.07)	(0.26)
Net loss	$(0.04)	$(0.07)	$(0.09)	$(0.16)	$(0.57)

Reconciliation of Non-GAAP Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(3,350)	$(3,461)	$(7,890)	$(12,203)	$(23,012)
Sale of convertible senior notes	—	—	—	—	43,930
Deferred financing costs	—	—	(18)	—	(433)
Net sales (purchases) of marketable securities	9,272	2,128	4,867	17,263	(43,261)
Net increase (decrease) in cash and cash equivalents	$5,922	$(1,333)	$(3,041)	$5,060	$(22,776)

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

(d)	Stock-based compensation consists of:

Cost of goods sold	$110	$98	$3	$285	$8
Research and development	785	652	93	2,083	178
Selling, general and administrative	1,335	922	40	2,851	114
Special charges	199	149	—	373	—

	$2,429	$1,821	$136	$5,592	$300

(e)	Special charges consists of asset impairments and restructuring charges.

Non-GAAP Measures
We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, amortization of intangible assets and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, operating expenses, operating income (loss), net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense. Non-GAAP operating expenses, operating income (loss), net loss and net loss per share exclude stock-based compensation expense, amortization of intangible assets and special charges. Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sale of convertible senior notes, deferred financing costs and purchases and sales of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense. However, our statements of operations for periods prior to fiscal year 2006 are not required to be restated. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents (f)	$20,395	$15,335
Marketable securities (f)	23,705	40,094
Receivables, net	17,495	16,356
Inventories	20,261	10,730
Other current assets	2,689	3,389
Total current assets	84,545	85,904

Property, plant and equipment, net	12,693	14,890
Other assets (f)	4,539	4,710
Total assets	$101,777	$105,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11,291	$9,776
Deferred revenue	4,371	3,452
Accrued compensation and benefits	6,127	6,722
Restructuring	2,163	3,442
Other current liabilities	4,208	3,180
Total current liabilities	28,160	26,572

Convertible senior notes	44,517	44,219
Other liabilities	846	887
Total liabilities	73,523	71,678

Stockholders' equity	28,254	33,826
Total liabilities and stockholders' equity	$101,777	$105,504

(f)	Combined cash and marketable securities consists of the following:

	June 30,	September 30,
	2006	2005
Cash and cash equivalents	$20,395	$15,335
Marketable securities, current	23,705	40,094
Marketable securities, noncurrent, included in other assets	—	837
Combined cash and marketable securities	$44,100	$56,266

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Nine months ended
	June 30,
	2006	2005
Cash Flows From Operating Activities
Net loss	$(17,162)	$(58,341)
Adjustments required to reconcile net loss
to net cash used in operating activities:
Depreciation	5,241	7,072
Amortization of intangible assets	—	20,481
Stock compensation	5,592	300
Asset impairments	—	604
Inventory provisions	(612)	977
Other non-cash items, net	341	428
Changes in assets and liabilities:
Receivables	(1,143)	5,000
Inventories	(8,919)	948
Accounts payable	1,519	(785)
Deferred revenue	919	(113)
Accrued expenses and other current liabilities	(179)	173
Other	42	412

Net cash used in operating activities	(14,361)	(22,844)

Cash Flows From Investing Activities
Capital expenditures	(2,999)	(3,232)
Sales of assets	—	149
Net sales (purchases) of marketable securities	17,263	(43,261)

Net cash provided by (used in) investing activities	14,264	(46,344)

Cash Flows From Financing Activities
Sale of convertible senior notes	—	43,930
Exercise of options and warrants	5,157	2,915
Deferred financing costs	—	(433)

Net cash provided by financing activities	5,157	46,412

Net increase (decrease) in cash and cash equivalents	5,060	(22,776)
Cash and cash equivalents at beginning of period	15,335	43,638

Cash and cash equivalents at end of period	$20,395	$20,862

-more-

Mindspeed Reports Fiscal 2006 Third Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Nine months ended
	June 30,	Mar. 31,	June 30,	June 30,
	2006	2006	2005	2006	2005

Gross margin %	69%	70%	70%	69%	70%

Cash provided by (used in):
Operating activities	$(3,431)	$(5,428)	$(7,358)	$(14,361)	$(22,844)
Investing activities	7,808	1,043	4,110	14,264	(46,344)
Financing activities	1,545	3,052	207	5,157	46,412
Net increase (decrease) in cash	$5,922	$(1,333)	$(3,041)	$5,060	$(22,776)

Depreciation (g)	$1,467	$1,827	$2,118	$5,241	$7,072
Capital expenditures	1,464	1,075	769	2,999	3,232

Revenues by region:
Americas	$11,557	$13,490	$8,314	$36,447	$29,704
Europe	5,941	3,211	3,399	12,408	9,870
Asia-Pacific	18,396	17,909	16,025	54,852	41,124
	$35,894	$34,610	$27,738	$103,707	$80,698

Revenues by product line:
Multiservice access DSP products	$8,896	$8,168	$8,974	$28,733	$24,188
High-performance analog products	11,925	11,274	6,854	31,935	20,028
WAN communications products	15,073	15,168	11,910	43,039	36,482
	$35,894	$34,610	$27,738	$103,707	$80,698

(g) Does not include amortization of intangible assets

###